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                                                                    Exhibit 3.17

                                    DELAWARE
                                                                    PAGE 1
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "CASELLA RTG INVESTORS CO., LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2001, AT 12 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

[SEAL]

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3433260 8100H                                          AUTHENTICATION: 1782754

020316436                                                        DATE: 05-17-02

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                            CERTIFICATE OF FORMATION
                                       OF
                         CASELLA RTG INVESTORS CO., LLC

          This Certificate of Formation of Casella RTG Investors Co., LLC (the "LLC"), dated as of August 31, 2001, is being duly executed and filed by Casella Waste Systems, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. 18-101, ET SEQ.).

          FIRST. The name of the limited liability company formed hereby is Casella RTG Investors Co., LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          FOURTH. Casella Waste Systems, Inc., a Delaware corporation ("Member"), is the sole member of the LLC.

          FIFTH. The LLC is member-managed and has no managers. Member acting alone, and without the consent of any other person, is authorized to manage and control the business and affairs of the LLC and to take any and all action in the name and on behalf of the LLC. Without limiting the foregoing, Member as the sole member of the LLC may delegate such of its rights and powers to manage and control the business and affairs of the LLC to such officers with such titles, duties and responsibilities as Member shall from time to time determine to be necessary or advisable.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                 CASELLA WASTE SYSTEMS, INC.,
                                                 Authorized Person

                                                 By /s/ James W. Bohlig
                                                    ----------------------------
                                                    James W. Bohlig
                                                    President and
                                                    Chief Operating Officer

                                                            STATE OF DELAWARE
                                                           SECRETARY Of STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 09/06/2001
                                                          010441110 - 3433260